Exhibit 4(a).1
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Amendment 144
to the
Amended and Restated License Agreement
for the Use and Marketing of Programming Materials
dated May 31, 1996 (the “1996 Agreement”)
between
International Business Machines Corporation (IBM)
and
Dassault Systemes, S.A. (OWNER)

This Amendment (“Amendment”) is entered into by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York and Dassault Systemes, S.A. (“OWNER”), a French société anonyme.

Whereas, OWNER is the owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineering/Product Integrated Management software programs marketed under various trademarks.

Whereas, the parties wish to add new products to the 1996 Agreement, and wish to amend the 1996 Agreement for the purposes of making the changes associated with the foregoing.

Now therefore, the parties agree as follows:

1.0	The following CATIA products are added to Table A. of Attachment XXIII:

IBM		PLC RELATED ROYALTY
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PRODUCT NAME	CONFIGURATION	PRODUCT	PRODUCT
5693-EC1	CATIA-ELECTRICAL 3D DESIGN & DOCUMENTATION 1 PRODUCT
5691-CFO	CATIA-CAST & FORGED PART OPTIMIZER 2 PRODUCT
5693-CFO	CATIA-CAST & FORGED PART OPTIMIZER 2 PRODUCT
5691-ABT	CATIA-AUTOMOTIVE BODY IN WHITE TEMPLATES 2 PRODUCT	[****]	[****]	[****]
5693-ABT	CATIA-AUTOMOTIVE BODY IN WHITE TEMPLATES 2 PRODUCT
5691-RP2	CATIA-PREPARATION PRISMATIC MACHINIST 2 CONFIGURATION
5691-AM2	CATIA-DESIGNER & ADVANCED MACHINIST 2 CONFIGURATION

2.0	The Configuration royalty for 5691-RM2 CATIA — Preparation Mold & Die Machinist 2 Configuration, added to the Agreement by a prior Amendment, has been changed to $11,000.

Exhibit 4(a).1
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

3.0	The royalties for the following CATIA migration paths, added to the Agreement by prior Amendments, are changed to be as follows:

From	To	New Royalty
5626-NCB	5693-NCG
5626-NCB	5691-NCG
5626-NC3	5693-SMG+PMG
5626-NC3	5691-SMG+PMG
5626-NC5	5693-SMG+PMG	[****]
5626-NC5	5691-SMG+PMG
5626-NC5	5693-SMG+PMG+MMG
5626-NC5	5691-SMG+PMG+MMG
5626-NC5	5693-AMG
5626-NC5	5691-AMG

5.0	ENOVIA Products

a)	Add the following Lifecycle Solutions products to Table D of Attachment XXIV:

IBM		PLC RELATED ROYALTY
PROGRAM		STANDARD	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT
5691-WDF	ENOVIA — Workflow Definition Product
Migration from 5691-WFD Migration from 5691-WFR
5691-DER	ENOVIA — VPM Design Engineer Configuration	[****]	[****]
Migration from 5691-VER
Migration from 5691-DEX
Migration from 5691-CDX
Migration from 5691-EGR
Migration from5691-ADE
Migration from 5691-CDE
5691-ALV	ENOVIA — All-in-One V5 VPM Configuration
(For Marketing Use Only, not for Sale)

b)	Add the following Hubs Solutions products to Table E of Attachment XXIV

IBM		PLC RELATED ROYALTY
PROGRAM		STANDARD	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT
5691-DGL	MultiCax — IGES Plug-in Product		[****]

c)	Add the following eArchitecture Solution products to Table F of Attachment XXIV

Exhibit 4(a).1
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

IBM		PLC RELATED ROYALTY
PROGRAM		STANDARD	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT
5691-VAR	ENOVIA — Vault Administration Configuration	[****]

5.0	Add the following WLS products to Table E on Attachment XXIII:

IBM		PLC Related Royalty
Program		Std.	Add-on	Shareable	Enterprise
Number	Product Name # Users	Config.	Product	Product	Option	ALC
5691-EAS	CATIA User Companion for Extended Structural Analysis Product
5795-EAS	CATIA User Companion for Extended Structural Analysis Product				[****]
5691-SMS	CATIA User Companion for Sheetmetal Product			[****]
5795-SMS	CATIA User Companion for Sheetmetal Product
5691-CDS	Companion Development Studio Product

Add the following WLS migration path:

From		To		Royalty
5799-C96	Companion Development Studio PRPQ	5691-CDS	Companion Development Studio Product	[****]

6.0	Add the following to Attachment XXV — SmarTeam Products

IBM		PLC RELATED ROYALTY
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT	PRODUCT
5691-PGM	SMARTEAM — Program Management Product
5691-SPG	SMARTEAM — Program Management Configuration	[****]	[****]	[****]
5691-CIX	SMARTEAM — CATIA Xtended Product
5691-TDX	CATIA Xtended Team PDM Configuration

Exhibit 4(a).1
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Migration From	Migration To	PLC Royalty
5691-CAI SMARTEAM — CATIA Integration Product	5691-CIX SMARTEAM -CATIA Xtended Product	$0
5691-TDM CATIA Team PDM Configuration	5691-TDX CATIA Xtended Team PDM Configuration	$0

7.0	Section C.13.3.6 is modified to add the following: “[****]”

8.0	OWNER agrees that end user customers that have a valid license to release levels of SMARTEAM V5 products with IBM DB2 Extended Edition (DB2 EE), up to and including release 12, may continue to use DB2 EE with their license to the SMARTEAM V5R13 product(s) in lieu of the version of DB2 provided with the SMARTEAM V5R13 product(s).

9.0	For those SMARTEAM V5 Licensed Programs that include Oracle Corporation software, IBM shall reproduce the text set forth below in the license program specification (“LPS”) distributed with each such SMARTEAM Licensed Program, and including this text in the LPS is IBM’s sole obligation to OWNER with respect to this text:

“The Oracle Program is not intended for use in any nuclear, mass transit, aviation or medical application or in any other inherently dangerous applications. You are responsible for taking all appropriate fail-safe, backup, redundancy, and other measures to ensure the safe use of such applications if the Oracle Program is used for such purposes, and Oracle Corporation, SmarTeam Corporation, Dassault Systèmes, and IBM Corporation disclaims liability for any damages caused by such use of the Oracle Program.”

IBM confirms that the customer agrees in the IBM customer license agreement to comply with any additional terms IBM includes in a program’s LPS. Such text may be reasonably amended from time to time, upon request and reasonable notice by OWNER based on its obligations with Oracle Corporation on this matter, for incorporation into the next regularly scheduled revision of such LPS.

Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement including all Attachments and Exhibits thereto remain in full force and effect.

Exhibit 4(a).1
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and OWNER as nearly as possible in accordance with applicable law(s).

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Agreed to: Dassault Systemes, S.A.		Agreed to: International Business Machines Corporation

By: /s/ Thibault de Tersant		By: /s/ R. A. Arco
	Authorized Signature		Authorized Signature
Name:	Thibault de Tersant	Name:	R. A. Arco

Title:	EVP & Chief Financial Officer	Title:	Manager, PLM Product Mgmt. & Support

Date:	May 5, 2004	Date:	June 2, 2004